Exhibit 99

Contacts: Patrick Walsh, EVP/COO/CFO Scott Enright, EVP/GC Ryan Hornaday, SVP-Finance 317.266.0100
For Immediate Release
Thursday, April 15, 2010
Emmis Communications Announces Ability of Preferred Stock Holders to Elect Two Directors
Indianapolis...Emmis Communications Corporation (NASDAQ: EMMS) today announced that holders of its 6.25% Series A Cumulative Convertible Preferred Stock (NASDAQ: EMMSP) are entitled to elect two new members to the Company’s Board of Directors. The election, triggered by the Company’s non-payment of its April 15, 2010 Preferred Stock dividend, will occur at the Company’s annual meeting of shareholders on July 14, 2010. Nominations for these two director positions must be received by the Company’s Secretary by the close of business on Monday, April 26, 2010, in accordance with the Company’s by-laws.
As of April 15, 2010, the Company had not paid the Preferred Stock dividend for six consecutive quarterly periods. The terms of the Preferred Stock state that if this happens, the number of director positions on the Company’s Board automatically increases from eight to ten. The holders of the Preferred Stock, voting as a separate class, are entitled to elect two directors to fill these two vacancies at the Company’s next shareholders’ meeting and at each annual shareholders’ meeting thereafter until the dividends are paid in full.
Because the right of the holders of the Preferred Stock to elect directors arose after the normal deadline for shareholders to submit nominations for directors to be elected at the 2010 annual meeting, pursuant to the Company’s by-laws, any nominations for these two vacant director positions must be received by the Company’s Secretary prior to the close of business on April 26, 2010. Section 2.11 of the Company’s by-laws requires that nominations must be in writing and must include all information required by Regulation 14A promulgated pursuant to the Securities Exchange Act of 1934, as amended. In addition, any nomination must include the nominee’s written consent to be named in the Company’s proxy statement as a nominee and his or her agreement to serve as a director if elected. Failure to follow the procedures set forth in the Company’s by-laws will result in the nomination being declared defective.
The Company’s corporate governance guidelines are under the “Investors” tab on its website, along with its articles of incorporation and code of by-laws. In general, the Company’s directors should not serve on more than six other public company boards, should meet independence and diversity criteria, should not be over the age of 70, should have skills and experience that will complement the Company’s needs, and should not hold an interest in other broadcasters that would cause the Company to violate FCC ownership limits.
Emmis Communications — Great Media, Great People, Great Service® Emmis is an Indianapolis-based diversified media firm with radio broadcasting and magazine publishing operations. Emmis owns 21 FM and 2 AM domestic radio stations serving the nation’s largest markets of New York, Los Angeles and Chicago, as well as St. Louis, Austin, Indianapolis and Terre Haute, Ind. Emmis also owns a radio network, international radio stations, regional and specialty magazines, an interactive business and ancillary businesses in broadcast sales.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission’s Regulation FD.
Note: Certain statements included in this report or in the financial statements contained herein which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	increased competition in our markets and the broadcasting industry;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	inability to grow through suitable acquisitions;

•	changes in audience measurement systems

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	competition from new or different technologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.
Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.